Exhibit 16.1

Chang Lee LLP
Chartered Accountants

2300-1055 Dunsmuir Street,
Vancouver B.C. V7X 1J1
Tel:  604-687-3776
Fax: 604-688-3373
E-mail: info@changleellp.com

July 7, 2011

United States Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549

Dear Sirs/Madams:

We have read Item of 4.01 of Raptor Technology Group, Inc.’s Form 8-K dated July 7, 2011 and we agree with the statements made therein.

Yours Truly,

/s/ CHANG LEE LLP

CHANG LEE LLP
Chartered Accountants